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[PRICEWATERHOUSECOOPERS LLP LOGO]
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                                                      PRICEWATERHOUSECOOPERS LLP
                                                      One North Wacker Drive
                                                      Chicago IL 60606
                                                      Telephone (312) 298-2000
                                                      Facsimile (312) 298-6840



April 23, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Philip Services Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 18, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP